Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-177923
Dated July 2, 2013

JPMorgan July 2013 Offerings

Advisory Offerings

                                           Maturity                                         Algorithm
Name                          Pricing Date            Max Return     CUSIP    Closing Date Strategy Guide   Termsheet
 Link
                                             Date                                              Link
--------------------------------- ------------ ---------- ------------- --------- ----------- -------------------------
12 -month Auto CYN linked to
 http://www.sec.gov/Archives/

 ----------------------------
SPX/RTY, 30% protection, [7.00%-    7/26/2013  07/31/2014  [7.0%-9.0%]  48126NGP6   7/26/2013       N/A
 edgar/data/19617/000089109

 ----------------------------
9.00%] p.a. coupon
 213005733/e54352fwp.htm

 ----------------------------
18-month RTY BREN, 10% buffer,
 http://www.sec.gov/Archives/

 ----------------------------
150% participation, [14.0%-18.0%]   7/26/2013  01/30/2015 [14.0%-18.0%] 48126NGW1   7/26/2013       N/A
 edgar/data/19617/000089109

 ----------------------------
max return
 213005781/e54370fwp.htm

 ----------------------------
18-month EFA BREN, 10% buffer,
 http://www.sec.gov/Archives/

 ----------------------------
150% participation, [16%-20%] max   7/26/2013  01/30/2015 [16.0%-20.0%] 48126NGX9   7/26/2013
 edgar/data/19617/000089109

 ----------------------------
                                                                                                    N/A
return
 213005899/e54437fwp.htm

 ----------------------------
18-month EEM BREN, 10% buffer,
 http://www.sec.gov/Archives/

 ----------------------------
175% participation, [17%-21%] max   7/26/2013  01/30/2015 [17.0%-21.0%] 48126NGY7   7/26/2013       N/A
 edgar/data/19617/000089109

 ----------------------------
return
 213005780/e54371fwp.htm

 ----------------------------
24-month SPX BREN, 10% buffer,
 http://www.sec.gov/Archives/

 ----------------------------
150% participation, [16%-20%] max   7/26/2013  7/31/2015  [16.0%-20.0%] 48126NGZ4   7/26/2013       N/A
 edgar/data/19617/000119312

 ----------------------------
return
 513277704/d561838dfwp.htm

 ----------------------------
                                                                                              http://www.sec.gov/Archiv
 http://www.jpmorgan.com/dire
                                                                                              -------------------------
 ----------------------------
4yr ETF Efficiente DS CD, 100%                                                                es/edgar/data/19617/0000
 ctdoc/ETF_Efficiente_DS_CD
                                                                                              -------------------------
 ----------------------------
participation                       7/26/2013  07/31/2017   Uncapped    48124JR75   7/26/2013 95010313002227/crt_dp3
 _Termsheet_48124JR75.pdf

 ------------------------------------------------------
                                                                                                  7444-fwp.pdf
                                                                                              -------------------------

                                                                                              http://www.sec.gov/Archiv
 http://www.jpmorgan.com/dire
                                                                                              -------------------------
 ----------------------------
4.5yr Optimax Market Neutral CD,                                                              es/edgar/data/19617/0000
 ctdoc/Optimax CD Termsheet
                                                                                              -------------------------
 ----------------------------
                                    7/26/2013  01/31/2018   Uncapped    48124JN95   7/25/2013 95010313002546/crt_dp3
 48124JN95.pdf
                                                                                              -------------------------
 ----------------------------
110% participation                                                                                7795-fwp.pdf
                                                                                              -------------------------

Brokerage Offerings
                                           Maturity                                         Algorithm
Name                         Pricing Date            Max Return     CUSIP    Closing Date Strategy Guide   Termsheet
 Link
                                            Date                                              Link
----------------------------------- ------------ ---------- ------------- --------- ----------- -------------------------

12 -month Auto CYN linked to
 http://www.sec.gov/Archives/

 ----------------------------
SPX/EWZ, 30% protection, [8.00%-      7/26/2013  07/31/2014 [8.0%-10.0%]  48126NGR2   7/26/2013       N/A
 edgar/data/19617/000089109

 ----------------------------
10.00%] p.a. coupon
 213005731/e54347fwp.htm

 ----------------------------
12 -month Auto CYN linked to
 http://www.sec.gov/Archives/

 ----------------------------
RTY/EFA, 30% protection, [7.00%-      7/26/2013  07/31/2014  [7.0%-9.0%]  48126NGS0   7/26/2013       N/A
 edgar/data/19617/000089109

 ----------------------------
9.00%] p.a. coupon
 213005732/e54351fwp.htm

 ----------------------------
24-month RTY BREN, 10% buffer,
 http://www.sec.gov/Archives/

 ----------------------------

 edgar/data/19617/000119312

 ----------------------------
150% participation, [15%-19%] max     7/26/2013  7/31/2015  [15.0%-19.0%] 48126NHA8   7/26/2013       N/A
 513277688/d561870dfwp.htm

 ----------------------------
return
24-month EFA BREN, 10% buffer,
 http://www.sec.gov/Archives/

 ----------------------------

 edgar/data/19617/000119312

 ----------------------------
150% participation, [16%-20%] max     7/26/2013  7/31/2015  [16.0%-20.0%] 48126NHB6   7/26/2013       N/A
 513277736/d561891dfwp.htm

 ----------------------------
return
                                                                                                http://www.sec.gov/Archiv
 http://www.jpmorgan.com/dire
                                                                                                -------------------------
 ----------------------------
5.5yr ETF Efficiente DS CD, 105%                                                                es/edgar/data/19617/0000
 ctdoc/ETF_Efficiente_DS_CD
                                                                                                -------------------------
 ----------------------------
participation                         7/26/2013  1/31/2019    Uncapped    48124JR83   7/26/2013 95010313002227/crt_dp3
 _Termsheet_48124JR83.pdf

 ------------------------------------------------------
                                                                                                    7444-fwp.pdf
                                                                                                -------------------------

                                                                                                http://www.sec.gov/Archiv
 http://www.jpmorgan.com/dire
                                                                                                -------------------------
 ----------------------------
5.5yr Optimax Market-Neutral CD,                                                                es/edgar/data/19617/0000
 ctdoc/Optimax CD Termsheet
                                                                                                -------------------------
 ----------------------------
110% participation                    7/26/2013  1/31/2019    Uncapped    48124JP28   7/25/2013 95010313002546/crt_dp3
 48124JP28.pdf
                                                                                                -------------------------
 ----------------------------
                                                                                                    7795-fwp.pdf
                                                                                                -------------------------

 http://www.jpmorgan.com/dire

 ----------------------------
6yr BRIC Currencies CD, 100%
 ctdoc/BRIC_CD_Termsheet_

 ----------------------------
participation, 6% Min return          7/26/2013  7/31/2019    Uncapped    48124JR67   7/25/2013       N/A
 48124JR67.pdf

 ----------------------------
                                                                                                http://www.sec.gov/Archiv
 http://www.jpmorgan.com/dire
                                                                                                -------------------------
 ----------------------------
6yr ETF Efficiente DS Annual Income                                                             es/edgar/data/19617/0000
 ctdoc/ETF_Efficiente_DS_An
                                                                                                -------------------------
 ----------------------------
CD                                    7/26/2013  7/31/2019    Uncapped    48124JS58   7/26/2013 95010313002227/crt_dp3
 nual_Income_CD_Termsheet

 ------------------------------------------------------
                                                                                                    7444-fwp.pdf
 _48124JS58.pdf
                                                                                                -------------------------
 ----------------------------

 http://www.jpmorgan.com/dir

 ----------------------------
6yr Contingent Digital Coupon CD,
 ectdoc/Digi Coup 10 Stock

 ----------------------------
6.5% p.a. Coupon Cap, -10% Floor      7/26/2013  7/31/2019    6.5% p.a.   48124JQ43   7/26/2013       N/A     Term Sheet
 48124JQ43.pdf

 ----------------------------

J.P. Morgan Structured Investments | 800 576 3529 |
JPM_Structured_Investments@jpmorgan.com | www.jpmorgan.com/si

JPMorgan July 2013 Offerings

For entries that relate to SEC registered notes: SEC Legend: JPMorgan Chase and
Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase and Co. has filed with the SEC for more complete information about JPMorgan Chase and Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC
Web site at www.sec.gov. Alternatively, JPMorgan Chase and Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, underlying supplement and term sheet if you so request by calling toll-free
866-535-9248.

For entries that relate to Certificates of Deposit: The information contained in this document is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and
JPMorgan undertakes no duty to update this information. This document shall be amended, superseded and replaced in its entirety by a subsequent term sheet, disclosure supplement, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet and/or disclosure supplement, such term sheet and/or disclosure supplement shall govern.

IRS Circular 230 Disclosure: JPMorgan Chase and Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase and Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties.

Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. The products described herein should generally be held to maturity as early unwinds could result in lower than anticipated returns. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of JPMorgan Research Departments. Structured
Investments may involve a high degree of risk, and may be appropriate investments only for sophisticated investors who are capable of understanding and assuming the risks involved. JPMorgan and its affiliates may have positions
(long or short), effect transactions or make markets in securities or financial instruments mentioned herein (or options with respect thereto), or provide advice or loans to, or participate in the underwriting or restructuring of the obligations of, issuers mentioned herein. JPMorgan is the marketing name for
JPMorgan Chase and Co. and its subsidiaries and affiliates worldwide. J.P. Morgan
Securities LLC is a member of FINRA, NYSE and SIPC. Clients should contact their salespersons at, and execute transactions through, a JPMorgan entity qualified in their home jurisdiction unless governing law permits otherwise.

J.P. Morgan Structured Investments | 800 576 3529 |
JPM_Structured_Investments@jpmorgan.com | www.jpmorgan.com/si